SR&F High Yield Portfolio
Investments as of June 30, 1997
Dollar Amounts In Thousands)
(Unaudited)
                                                 Principal     Market
                                                  Amount        Value
                                                ---------      -------
Long-Term Obligations  (94.4%)

Aerospace & Transportation Equipment (3.9%)
*Derlan Manufacturing 10.000% 1/15/07               250          $253
*L-3 Communications Corp. 10.375% 5/01/07           500           530
*WR Carpenter North America  10.625%  6/15/07       750           750
                                                                -----
                                                                1,533
Automotive (2.6%)
*Oxford Automotive  10.125%  6/15/07                500           503
Penda Corporation Series B 10.750% 3/01/04          500           501
                                                                -----
                                                                1,004
Building & Construction (1.9%)
Standard Pacific Corp. 8.500% 6/15/07               500           496
*William Scotsman Inc. 9.875% 6/01/07               250           249
                                                                -----
                                                                  745
Business Services (4.3%)
Iron Mountain Inc. 10.125% 10/01/06                 500           530
Lamar Advertising Co. 9.625% 12/01/06               200           205
*Outdoor Systems, Inc. 8.875%  6/15/07              750           731
*Safelite Glass Corp. 9.875% 12/15/06               200           212
                                                                -----
                                                                1,678
Cable/Media (7.2%)
*Capstar  Broadcasting 9.250% 7/01/07               750           728
Frontiervision 11.000% 10/15/06                     250           260
*Jacor Communications, Inc.  8.750%  6/15/07        500           492
*Radio One Inc. 7.000% 5/15/04                      500           449
Rogers Communications, Inc. 9.125% 1/15/06          200           202
SFX Broadcasting Series B 10.750% 5/15/06           150           163
*TV Azteca 10.500% 2/15/07                          250           256
Young Broadcasting Corp. 10.125% 2/15/05            250           263
                                                                -----
                                                                2,813
Communications (5.4%)
Dobson Communications Corp. 11.750% 4/15/07         250           240
*GlobalStar Telecommunications Ltd 11.250% 6/15/04  500           469
*ITC Deltacom Inc. 11.000% 6/01/07                  500           505
Pricecellular Wire 10.750% 11/01/04                 150           155
*Viasystems Inc.  9.750%  6/01/07                   750           761
                                                                -----
                                                                2,130
Consumer Products (2.9%)
*Coleman Escrow Corp. Zero Coupon  5/15/01
    First Priority (Effective Yield 11.125%)        250           158
    Second Priority (Effective Yield 12.875%)       750           435
Renaissance Cosmetics 11.750% 2/15/04               500           526
                                                                -----
                                                                1,119

See accompanying notes to financial statements.

SR&F High Yield Portfolio CONTINUED
                                                 Principal     Market
                                                  Amount        Value
                                                ---------      -------
Containers (3.9%)
*Consumers International 10.250% 4/01/05           $500          $537
*Silgan Corp. 9.000%  6/01/09                       750           754
*Vicap S.A. 10.250% 5/15/02                         250           257
                                                                -----
                                                                1,548
Energy - Services (7.6%)
Dawson Production Services 9.375% 2/01/07           250           254
Forcenergy Inc. Series B  8.500% 2/15/07            500           487
*ICO Inc. 10.375%  6/01/07                          500           515
*Transamerican Energy  11.500%  6/15/02             750           731
Triton Energy Ltd. 8.750% 4/15/02                   500           518
*United Refining Co. 10.750%  6/15/07               500           495
                                                                -----
                                                                3,000
Financial & Financial Services (1.3%)
Penncorp Financial Group 9.250% 12/15/03            500           525

Food & Beverages (5.2%)
*Archibald Candy Corp. 10.250% 7/01/04              500           509
*DGS International Finance Co. 10.000% 6/01/07      500           515
*Pepsi-Gemex S.A. 9.750% 3/30/04                    500           514
*Windy Hill Pet Food Co. 9.750% 5/15/07             500           500
                                                                -----
                                                                2,038
Foreign Sovereign Regional Bonds (2.6%)
*City of Moscow 9.500% 5/31/00                      500           505
*Guangdong Enterprises (Yankee
    Issue) 8.875% 5/22/07                           500           514
                                                                -----
                                                                1,019
Health Services & Equipment (3.9%)
Dynacare Inc. 10.750% 1/15/06                       500           520
*Leiner Health  9.625%  7/01/07                     500           509
Loewen Group International Inc. Series 4
    8.250% 10/15/03                                 500           516
                                                                -----
                                                                1,545
Hospitals & Nursing Home Care (3.0%)
*Integrated Health Services 9.500% 9/15/07          400           410
Tenet Healthcare Corp. 8.625% 1/15/07               750           761
                                                                -----
                                                                1,171
Hotels & Entertainment (5.1%)
Boyd Gaming Corp. 9.250% 10/01/03                   500           498
Lady Luck Gaming 11.875% 3/01/01                    500           507
Premier Parks Inc. 9.750% 1/15/07                   250           260
Prime Hospitality Series B  9.750% 4/01/07          500           525
Station Casinos Inc. 10.125% 3/15/06                200           202
                                                                -----
                                                                1,992

See accompanying notes to financial statements.

SR&F High Yield Portfolio CONTINUED
                                                 Principal     Market
                                                  Amount        Value
                                                ---------      -------
Machinery & Fabricated Metal Products (8.4%)
*BMAY Corp. 10.250% 4/15/07                        $350          $376
*Federal-Mogul Co. 8.800% 4/15/07                   350           366
*Hayes Wheels International, Inc. 9.125%  7/15/07   500           500
*IMPSA 9.500% 5/31/02                               500           500
Titan Wheel International Inc. 8.750% 4/01/07       500           512
*Wells Aluminum 10.125% 6/01/05                     500           516
US Can Corp. 10.125% 10/15/06                       500           533
                                                                3,303
                                                                -----
Miscellaneous Services (1.3%)
*Dyncorp Inc. 9.500% 3/01/07                        500           508

Paper (2.0%)
APP International Finance Company (Yankee Issue)
    10.250% 10/01/00                                150           154
*Indah Kiat Finance  10.000%  7/01/07               500           497
Specialty Paperboard Inc. 9.375% 10/15/06           150           152
                                                                -----
                                                                  803
Restaurants (0.6%)
*AFC Enterprises 10.250% 5/15/07                    250           250

Retail (4.1%)
Cole National Group 9.875% 12/31/06                 200           210
*Quality Food Centers 8.700% 3/15/07                500           504
*Ralphs Grocery  Co. 11.000% 6/15/05                350           380
*Specialty Retailers  8.500%  7/15/05               500           502
                                                                -----
                                                                1,596
Rubber, Plastic & Related Materials (3.0%)
*Key Plastics Inc. 10.250% 3/15/07                  500           529
Plastic Containers Inc. Series B 10.000% 12/15/06   350           363
*Tekni-Plex Inc. 11.250% 4/01/07                    250           270
                                                                -----
                                                                1,162
Sanitary Services (1.4%)
*Allied Waste Industries Inc. Zero Coupon
            (Effective Yield 5.597%)  6/01/07       900           565

Telephone (2.6%)
*Brooks Fiber Properties 10.000% 6/01/07            750           758
*Comtel Brasileira Ltd. (Yankee Issue)
    10.750% 9/26/04                                 250           269
                                                                -----
                                                                1,027
Textile & Apparel (3.2%)
*Anvil Knitwear Inc. 10.875% 3/15/07                500           507
*Hedstrom Corp.  10.000%  6/01/07                   250           254
*Tultex Corp. 9.625% 4/15/07                        250           266
William Carter 10.375% 12/01/06                     200           210
                                                                -----
                                                                1,237

See accompanying notes to financial statements.

SR&F High Yield Portfolio CONTINUED
                                                 Principal     Market
                                                  Amount        Value
                                                ---------      -------
Transportation & Transportation Equipment (3.9%)
*Coach USA Inc.  9.375%  7/1/07                    $500          $495
*Greyhound Lines 11.50% 4/15/07                     500           533
*Navistar Financial Corp. 9.000% 6/01/02            500           512
                                                                -----
                                                                1,540
Utilities (3.1%)
California Energy Company Inc. 9.500% 9/15/06       500           535
*Energy Corp. of America 9.500% 5/15/07             500           493
Midland Funding II Series B 13.250% 7/23/06         150           183
                                                                -----
                                                                1,211
Total Long-Term Obligations
(Cost basis $36,512)                                           37,062

Short-Term Obligation (3.1%)
Commercial Paper
Associates Corp. of North America 6.200% 7/01/97  1,220         1,220
(Amortized cost $1,220)                                         -----

Total Investments (97.5%)
(Cost basis $37,732)                                           38,282
Other Assets, Less Liabilities (2.5%)                             991
                                                                -----
Total Net Assets (100%)                                       $39,273
                                                               ======

*Represents private placement securities issued under Rule 144A, which are exempt from the registration requirements of the Securities Act of 1933. These securities generally are issued to qualified institutional buyers, such as the Portfolio, and any resale must be in an exempt transaction, normally to other qualified institutional investors. At June 30, 1997, the aggregate value of the Portfolio's private placement securities was $24,892 (aggregate cost of $24,709), which represented 63.4 percent of net assets.

See accompanying notes to financial statements.

Stein Roe Institutional Client High Yield Fund
June 30, 1997
Balance Sheet
(Amounts in thousands, except per-share amount)
(Unaudited)

Assets
  Investment in SR&F High Yield Portfolio, at market value    $25,685
  Unamortized organization costs                                   23
  Receivable from investment adviser                               48
  Cash and other assets                                            35
                                                              -------
     Total Assets                                             $25,791
                                                              =======

Liabilities
  Payable to the investment adviser for
     organization costs incurred                                  $36
  Payable to investment adviser and transfer agent
     for services provided                                          3
  Dividends payable                                                61
  Accrued expenses payable                                         17
                                                              -------
    Total Liabilities                                             117
                                                              -------

Capital
    Paid in capital                                            25,278
    Accumulated net realized gains                                116
    Net unrealized appreciation of investment                     280
                                                              -------
        Total Capital (Net Assets)                             25,674
                                                              -------
        Total Liabilities and Capital                         $25,791
                                                              =======
Shares Outstanding (Unlimited number authorized)                2,516
                                                              =======
Net Asset Value (Capital) Per Share                            $10.21
                                                              =======

See accompanying notes to financial statements.

Stein Roe Institutional Client High Yield Fund
Statement of Operations
Period Ended June 30, 1997 (a)
(Amounts in thousands)
(Unaudited)

Investment Income
Investment income allocated from SR&F High Yield
   Portfolio                                               $399
                                                           ----
Expenses
Expenses allocated from SR&F High Yield Portfolio            46
Amortization of organization expense                         13
Trustees fees                                                14
Accounting fees                                              10
Legal and audit fees                                         11
Administrative fees                                           6
Printing and postage                                          6
Other                                                         6
                                                           ----
                                                            112
Reimbursement of expenses by investment adviser             (90)
                                                           ----
  Total Net Expenses                                         22
                                                           ----
  Net Investment Income                                     377
                                                           ----

Realized and Unrealized Gains on Investment
Net realized gains on investments allocated from
  SR&F High Yield Portfolio                                 116
Net change in unrealized appreciation
  allocated from SR&F High Yield Portfolio                  280
                                                           ----
Net Gains on investment                                     396
                                                           ----
Net Increase in Net Assets Resulting from Operations       $773
                                                           ====

(a) From commencement of operations on February 14, 1997.

See accompanying notes to financial statements.

Stein Roe Institutional Client High Yield Fund
Statement of Changes in Net Assets
Period Ended June 30, 1997 (a)
(Amounts in thousands)
(Unaudited)

Operations
Net investment income                                      $377
Net realized gains on investments allocated from SR&F
  High Yield Portfolio                                      116
Net change in unrealized appreciation
  allocated from SR&F High Yield Portfolio                  280
                                                         ------
    Net Increase in Net Assets Resulting from Operations    773
                                                         ------

Distributions to Shareholders
Dividends from net investment income                       (377)
                                                         ------

Share Transactions
Subscriptions to fund shares                             24,962
Investment income dividends reinvested                      316
                                                         ------
  Net Increase from Share Transactions                   25,278
                                                         ------
  Net Increase in Net Assets                             25,674

Total Net Assets
Beginning of Period                                           -
                                                         ------
End of Period                                            25,674
                                                         ======
Accumulated Undistributed Net Investment Income              $-
                                                         ======
Analyses of Changes in Shares of Beneficial Interest
Subscriptions to fund shares                              2,485
Investment income dividends reinvested                       31
                                                         ------
Net increase in fund shares                               2,516
Shares outstanding beginning of period                        -
                                                         ------
Shares outstanding ending of period                       2,516
                                                         ======

(a) From commencement of operations on February 14, 1997.

See accompanying notes to financial statements.

SR&F High Yield Portfolio
Balance Sheet
(All Amounts in Thousands)
(Unaudited)
                                               June 30,
                                                 1997
                                               --------
Assets
Investments, at market value                    $38,282
Receivable for investments sold                   1,468
Accrued interest receivable                         550
Other assets                                          9
                                               --------
   Total Assets                                  40,309

Liabilities
Payable for investments purchased                  $997
Payable to investment adviser                        28
Other liabilities                                    11
                                                -------
   Total Liabilities                              1,036
                                                -------
Net Assets applicable to investors'
  beneficial interests                          $39,273
                                                 ======

See accompanying notes to financial statements.

SR&F High Yield Portfolio
Statement of Operations
(All Amounts in Thousands)
(Unaudited)
                                           Period
                                            Ended
                                          June 30,
                                           1997(a)
                                          --------
Investment Income
Interest income                             $969
                                            ----
Expenses
Management fees                               53
Audit and legal fees                          17
Trustees' fees                                 4
Custodian fees                                 3
Other                                         18
                                           -----
   Total Expenses                             95
                                           -----

   Net Investment Income                     874
                                           -----

Realized and Unrealized Gains on Investments
Net realized gains on investments            336
Net change in unrealized appreciation or
  depreciation on investments                549
                                           -----
  Net gains on Investments                   885
                                           -----
Net Increase in Net Assets Resulting
    from Operations                       $1,759
                                           =====

(a) From the commencement of operations on November 1, 1996.

See accompanying notes to financial statements.

SR&F High Yield Portfolio
Statement of Changes in Net Assets
(All Amounts in Thousands)
(Unaudited)
                                       Period
                                        Ended
                                       June 30,
                                        1997(a)
                                       --------
Operations
Net investment income                   $  874
Net realized gains on investments          336
Net change in unrealized appreciation
  or depreciation of investments           549
                                         -----
                                         1,759
                                         -----
Transactions in investors' beneficial
  interests
Contributions                           38,807
Withdrawals                             (1,293)
                                         -----
   Net Increase from Share Transactions 37,514
                                         -----
   Net Increase in Net Assets           39,273

Total Net Assets
Beginning of Period                          -
                                         -----
End of Period                          $39,273
                                        ======

(a) From the commencement of operations on November 1, 1996.

See accompanying notes to financial statements.

Notes to Financial Statements (Unaudited)
June 30, 1997

Note 1. Organization of the SR&F High Yield Portfolio
The SR&F High Yield Portfolio (the "Portfolio") is a separate series of the SR&F Base Trust, a Massachusetts common trust organized under an Agreement and Declaration of Trust dated August 23, 1993. The Declaration of Trust permits the Trustees to issue non-transferable interests in the Portfolio. The Portfolio commenced operations on November 1, 1996. The Portfolio allocates net asset value, income and expenses based on respective percentage ownership of each investor on a daily basis. At June 30, 1997, Stein Roe High Yield Fund, Stein Roe Institutional Client High Yield Fund and Stein Roe Institutional High Yield Fund owned 34.3 percent, 65.4 percent and 0.3 percent, respectively.

Note 2. Significant Accounting Policies
The following are the significant accounting policies of Stein Roe Institutional Client High Yield Fund (the "Fund") a series of the Stein Roe Trust, an open-end diversified management investment company organized as a Massachusetts business trust (the "Trust"), and the Portfolio.
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Amortization of Organization Costs
Organization costs will be amortized on a straight-line basis against income over various periods of up to sixty months from the commencement of public offering by the Fund, depending on the nature of the individual cost.

Security Valuations
All securities are valued as of June 30, 1997. Long-term debt securities are valued using market quotations if readily available at the time of valuation. If market quotations are not readily available, they are valued at a fair value using a procedure determined in good faith by the Board of Trustees, which has authorized the use of market valuations provided by a pricing service. Short-term debt securities with remaining maturities of 60 days or less are valued at their amortized cost. Those with remaining maturities of more than 60 days for which market quotations are not readily available are valued by use of a matrix, prepared by the Adviser, based on quotations for comparable securities. Other assets are valued by a method that the Board of Trustees believes represents a fair value.

Futures Contracts
The Portfolio may enter into U.S. Treasury bond futures contracts to either hedge against expected declines of its securities or as a temporary substitute for the purchase of individual bonds. Risks of entering into futures contracts include the possibility that there may be an illiquid market at the time the Portfolio seeks to close out a contract, and changes in the value of the futures contract may not correlate with changes in the value of the securities being hedged.
    Upon entering into a futures contract, the Portfolio deposits cash or securities with its custodian in an amount sufficient to meet the initial margin requirement. Subsequent payments are made or received by the Portfolio equal to the daily change in the contract value and are recorded as unrealized gains or losses. The Portfolio recognizes a realized gain or loss when the contract is closed or expires. The Portfolio did not enter into any futures contracts during the period ended June 30, 1997.

Federal Income Taxes
No provision is made for federal income taxes, since (a) the Fund elects to be taxed as a "regulated investment company" and makes such distributions to its shareholders as to be relieved of all federal income tax under provisions of current federal tax law and (b) the Portfolio is treated as a partnership for federal income tax purposes and all of its income is allocated to its owners based on respective percentages of ownership.

Distributions to Shareholders
Dividends from net investment income are declared daily and paid monthly. Capital gains distributions, if any, are distributed annually. Distributions in excess of tax basis earnings are reported in the financial statements as a return of capital.

Other Information
Realized gains or losses from sales of securities are determined on the specific identified cost basis.
    Securities purchased on a when-issued basis may be settled a month or more after the transaction date. These securities are subject to market fluctuation during this period. The Portfolio did not have any when-issued or delayed delivery purchase commitments as of June 30, 1997.
    All amounts, except per-share amounts, are shown in thousands.

Note 3. Portfolio Composition
The Fund invests all of its net investable assets in the Portfolio. The Portfolio invests primarily in high yield, high-risk medium- and lower-quality debt securities.

Note 4. Trustees' Fees and Transactions with Affiliates
The Portfolio pays monthly management fees, computed and accrued daily, to Stein Roe & Farnham Incorporated (the "Adviser"), an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company, for its services as investment adviser and manager.
    The management fee for the Portfolio is .50 of 1 percent of the first $500 million of average daily net assets and .475 of 1 percent thereafter.
    The Fund pays monthly administrative fees to the Adviser. The administrative fee for the Fund is .15 of 1 percent of the first $500 million of average daily net assets and .125 of 1 percent thereafter.
    The administrative agreement of the Fund provides that the Adviser will reimburse the Fund to the extent that its annual expenses, excluding certain expenses, exceed the applicable limits prescribed by any state in which the Fund's shares are offered for sale. In addition, the Adviser has agreed to reimburse the Fund to the extent that expenses exceed .50 of 1 percent of average net assets. The expense limitation expires January 31, 2000, subject to earlier termination by the Adviser on 30 days' notice to the Fund.
    The transfer agent fees of the Fund are paid to SteinRoe Services, Inc. (SSI), an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company. SSI has entered into an agreement with Colonial Investors Service Center, Inc. an indirect, majority-owned subsidiary of Liberty Mutual Insurance Company, to act as sub-transfer agent for the Fund.
    The Adviser also provides fund accounting services.
    Certain officers and trustees of the Trust are also officers of the Adviser. Compensation is paid to trustees not affiliated with the Adviser. No remuneration was paid to any other trustee or officer of the Trust.

Note 5. Short-Term Debt

<PAGE 13>

To facilitate portfolio liquidity, the Fund and Portfolio maintain borrowing arrangements under which they can borrow against portfolio securities. There were no borrowings during the period ended June 30, 1997.

Note 6. Investment Transactions
The aggregate cost of purchases and proceeds from sales (other than short-term obligations) for the SR&F High Yield Portfolio for the period ended June 30, 1997 were $65,058 and $28,880, respectively.

Stein Roe Institutional Client High Yield Fund
Financial Highlights
(Unaudited)

Selected per-share date (for a share outstanding throughout the period), ratios, and supplemental data.

                                           Period
                                           Ended
                                          June 30,
                                          1997 (a)
                                          ---------
Net Asset Value, Beginning of Period       $10.00
                                           ------
Income From Investment Operations
    Net investment income                    0.33
    Net realized and unrealized gains
      on investments                         0.21
                                           ------

      Total from investment operations       0.54

Distribution from net investment income     (0.33)
                                            -----
Net Asset Value, End of Period             $10.21
                                           ======
Ratio of net expenses to average net
   assets (b)                               0.50%*
Ratio of net investment income to
   average net assets (c)                   8.76%*
Total return (c)                            5.48%
Net assets, end of period (000s)          $25,674

* Annualized
(a) From commencement of operations on February 14, 1997.
(b) If the Fund had paid all of its expenses and there had been no reimbursement by the Adviser, this ratio would have been 2.59 percent for the period ended June 30, 1997.
(c) Computed giving effect to Adviser's expense limitation undertaking.

SR&F High Yield Portfolio
Financial Highlights
(Unaudited)                          Period
                                      Ended
                                    June 30,
                                     1997(a)
                                    --------
Ratios to Average Net Assets
Ratio of net investment income to
  average net assets                  8.24%*
Ratio of net expenses to average
  net assets                          0.89%*
Portfolio turnover                     168%

*Annualized

See accompanying notes to financial statements.

(a) The Portfolio commenced operations on November 1, 1996.